Exhibit 10.23

December 18, 2019

Mr. Robert Tirva

Via E-mail

Re: Amended Employment Agreement

Dear Bob:

As you know, you are currently employed by Sonim Technologies, Inc. (the “Company” or “Sonim”) as its Interim Chief Financial Officer under the terms of an offer letter from the Company dated September 9, 2019 (the “Offer Letter”). The Company is amending the terms of your Offer Letter to remove the “Interim” title such that you will be the Chief Financial Officer of the Company (“CFO”), as well as to provide for a Transaction Bonus, subject to certain criteria.

Effective December 1, 2019, you will serve as the CFO, and will continue to report to the Company’s Chief Executive Officer (“CEO”).

In addition, the Company’s Board of Directors has adopted that certain Transaction Bonus Plan (the “Plan”) in which you will be eligible to participate on the terms set forth therein and subject to your acceptance of the position of CFO. Upon the completion of a Transaction (as defined in the Plan) during the Term (as defined in the Plan), a bonus pool (the “Transaction Bonus Pool”) shall be established in an amount that is equal to ten percent (10%) of the consideration payable to Company stockholders in such Transaction after deducting transaction expenses and, subject to your acceptance of the position of CFO, you will have a 10% interest in such Transaction Bonus Pool.

This letter agreement, together with the Offer Letter, is the complete and exclusive statement of the terms and conditions of your employment with the Company. Further, the terms set forth herein supersede and replace any and all prior agreements or representations made to you concerning your title and a potential Transaction Bonus, whether written or oral. This letter agreement cannot be modified, amended or extended except in a writing signed by you and the CEO. This letter agreement shall be governed in all aspects by the laws of the State of California.

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If these amended terms of your employment with Sonim are acceptable to you, please sign this Agreement and return it to me.

Sincerely,
Sonim Technologies, Inc.

/s/ Tom Wilkinson
Tom Wilkinson
Chief Executive Officer

Understood and agreed to:

/s/ Robert Tirva
Robert Tirva
Chief Financial Officer

Dec 18, 2019
Date